$5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:             Floating Rate Notes      Book Entry Notes
$25,000,000                   [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
July 16, 1997                 [_]                      [_]


Maturity Date:
July 16, 1998

Option to Extend Maturity:                  No  [x]

                                            Yes [_]   Final Maturity Date:



                                     Optional             Optional
                  Redemption         Repayment            Repayment
Redeemable On     Price(s)           Date(s)              Price(s)

N/A               N/A                N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]       Commercial Paper Rate             Minimum Interest Rate: N/A

[_]       Federal Funds Rate                Interest Reset Date(s): *

[_]       Treasury Rate                     Interest Reset Period: Monthly

[_]       LIBOR Reuters                     Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                        Interest Payment Period: Monthly


[_]       CMT Rate


Initial Interest Rate: 5.64797%


 Index Maturity:  One Month

 Spread (plus or minus): -0.02%


*       8/18/97, 9/16/97, 10/16/97, 11/17/97, 12/16/97, 1/16/98,
        2/17/98, 3/16/98, 4/16/98, 5/18/98 and 6/16/98.

**      8/18/97,  9/16/97,  10/16/97,   11/17/97,  12/16/97,  1/16/98,  2/17/98,
        3/16/98, 4/16/98, 5/18/98, 6/16/98 and 7/16/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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